UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2018

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15115 Park Row Blvd, Suite 300 Houston, Texas		77084-4947
(Address of principal executive offices)		(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2)

Emerging growth company  ☐

If an emerging growth, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement

Effective as of August 14, 2018, RigNet, Inc. (the “Company”) entered into a registration rights agreement (the “Agreement”) among the Company and Digital Oilfield Investments LP (“Digital”) pursuant to which Digital shall be entitled to require the Company to register with the Securities and Exchange Commission shares of the Company’s common stock currently owned by Digital and any shares purchased prior to December 31, 2018 for resale without restriction under the terms and conditions more particularly described in the Agreement.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02. — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RigNet, Inc. (the “Company”) announced on August 20, 2018, that its Board of Directors (the “Board”) has appointed Lee M. Ahlstrom to serve as Senior Vice President and Chief Financial Officer of the Company effective immediately.

Prior to joining the Company, Mr. Ahlstrom most recently served as Senior Vice President and Chief Financial Officer for Paragon Offshore Ltd. (“Paragon”) and from 2014-2016, he served as Paragon’s Senior Vice President of Investor Relations, Strategy and Planning. From 2011-2014, Mr. Ahlstrom served as Senior Vice President of Strategic Development for Noble Corporation (“Noble”) and from 2006-20014 as Vice President of Investor Relations and Planning. Prior to joining Noble, Mr. Ahlstrom served as the Director of Investor Relations for Burlington Resources beginning in 2005 and in a variety of roles, including Manager of Strategy and Planning, Manager of Investor Relations and Executive Assistant to the President and Chief Operating Officer for Unocal from 2002-2005. From 1998-2002, he was a consultant with McKinsey and Company. Mr. Ahlstrom began his career in 1991 with Exxon where he held a variety of engineering positions. He holds both a Bachelor’s and a Master’s Degree in Mechanical Engineering from the University of Delaware. Mr. Ahlstrom also currently serves as chairman of the board of directors for the National Investor Relations Institute (NIRI) and holds NIRI’s Investor Relations Charter (IRC™) credential.

Upon the commencement of his employment, Mr. Ahlstrom will receive an annual base salary of $350,000 and will be eligible to participate in the Company’s Short-Term Incentive Plan beginning with the 2018 fiscal year. His target payout will be 85% of his annual base salary. Mr. Ahlstrom will also be recommended to the Board at the March 2019 meeting for participation in the Company’s Long-Term Incentive Plan at 100% of his annual base salary.

There are no family relationships between Mr. Ahlstrom and any director or executive officer of the Company and there are no transactions between Mr. Ahlstrom and the Company that would be reportable under Item 404(a) of Regulation S-K.

The full text of the press release announcing Mr. Ahlstrom’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Registration Rights Agreement among Digital Oilfield Investments LP and RigNet, Inc. dated as of August 14, 2018

99.1	Press release of RigNet, Inc. dated August 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

Date: August 20, 2018	By:	/s/ Brad Eastman
	Name:	Brad Eastman
	Title:	Senior Vice President & General Counsel